Incorporation by Reference Putnam Income Fund Period ending 4/30/17
1. Amendment to Amended and Restated Bylaws dated as of April 22, 2016 Incorporated by reference to Post Effective Amendment No. 117 to the Registrants Registration Statement filed on February 28, 2017.
2. Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A amended as of October 27, 2016 Incorporated by reference to Post Effective Amendment No. 117 to the Registrants Registration Statement filed on February 28, 2017.